UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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KIWA BIO-TECH PRODUCTS GROUP CORPORATION
(Name of the Registrant as Specified In Its Charter)

N/A
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KIWA BIO-TECH PRODUCTS GROUP CORPORATION
310 North, Indian Hill Blvd, Suite 702
Claremont, California 91711-4611

November 20, 2009

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kiwa Bio-Tech Products Group Corporation, a Delaware corporation, to be held on Monday, December 28, 2009, at 10:00 a.m. local time at our executive office located at Room 1702, Building A, Beijing Global Trade Center, 36 North Third Ring Road East, Dongcheng District, Beijing, People’s Republic of China.

The matters to be acted upon at the Annual Meeting of Stockholders are described in the accompanying Notice of Annual Meeting and Proxy Statement.  At the meeting, we will also report on our operations and respond to any questions you may have.

YOUR VOTE IS VERY IMPORTANT.  Whether or not you plan to attend, it is important that your shares be represented.  Please sign, date and mail the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope in order to ensure that your vote is counted.  If you attend the meeting, you will, of course, have the right to vote your shares in person.

Very truly yours,

/s/ Wei Li
Chief Executive Officer and
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON Monday, December 28, 2009

KIWA BIO-TECH PRODUCTS GROUP CORPORATION
310 North, Indian Hill Blvd, Suite 702
Claremont, California 91711-4611

November 20, 2009

Dear Stockholders:

The Annual Meeting of the Stockholders of Kiwa Bio-Tech Products Group Corporation, a Delaware corporation, will be held on Monday, December 28, 2009, at 10:00 a.m. local time at our executive office located at Room 1702, Building A, Beijing Global Trade Center, 36 North Third Ring Road East, Dongcheng District, Beijing, People’s Republic of China.  The purpose of the annual meeting is to consider and vote upon each of the proposals outlined in this proxy statement, including the proposal to:

1.
Elect five nominees as nominated by the Board of Directors to serve a one-year term on the Board of Directors set to expire at the 2010 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	Ratify the selection and appointment of AGCA, Inc. (“AGCA”) as our independent auditors for the fiscal year ending December 31, 2009
3.	Approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 400,000,000 to 800,000,000 shares; and
4.	Transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on August 24, 2009 will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

Our Proxy Statement is enclosed.  Financial and other information concerning the company is contained in the enclosed Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
By Order of the Board of Directors
/s/ Yvonne Wang
Secretary

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO
DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT TO THE
COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND
ADDRESSED ENVELOPE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT
THE ANNUAL MEETING. THE GIVING OF A PROXY DOES NOT AFFECT YOUR
RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT
THAT YOU SHOULD ATTEND THE MEETING.

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
Monday December 28, 2009

KIWA BIO-TECH PRODUCTS GROUP CORPORATION
310 North, Indian Hill Blvd, Suite 702
Claremont, California 91711-4611

Table of Contents

GENERAL INFORMATION	1
PROPOSAL 1 ELECTION OF DIRECTORS	4
PROPOSAL 2 RATIFICATION OF INDEPENDENT AUDITORS	9
PROPOSAL 3 APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCKS	11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	15
EXECUTIVE COMPENSATION	18
SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE	21
STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS	22
OTHER BUSINESS	23

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
Monday, December 28, 2009

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors of Kiwa Bio-Tech Products Group Corporation, a Delaware corporation, to holders of shares of our common stock, in connection with the solicitation of proxies by the Board of Directors for use at our 2009 Annual Meeting of Stockholders, to be held at 10:00 a.m. local time on Monday December 28, 2009 at our executive office located at Room 1702, Building A, Beijing Global Trade Center, 36 North Third Ring Road East, Dongcheng District, Beijing, People’s Republic of China.  These proxy materials will be available to stockholders by mail, via e-mail or on internet, subject to their choice, on or about December 18, 2009.

References herein to “we,” “us,” “our” or “the Company” refer to Kiwa Bio-Tech Products Group Corporation and its wholly-owned and majority-owned subsidiaries unless the context specifically states or implies otherwise.

Company Background

We are the result of a share exchange transaction completed in March 2004 between the shareholders of Tintic Gold Mining Company (“Tintic”), a corporation originally incorporated in the state of Utah on June 14, 1933 to perform mining operations in Utah, and the shareholders of Kiwa Bio-Tech Products Group Ltd. (“Kiwa BVI”), a company originally organized under the laws of the British Virgin Islands on June 5, 2002. The share exchange resulted in a change of control of Tintic, with former Kiwa BVI stockholders owning approximately 89% of Tintic on a fully diluted basis and Kiwa BVI surviving as a wholly-owned subsidiary of Tintic.  Subsequent to the share exchange transaction, Tintic changed its name to Kiwa Bio-Tech Products Group Corporation.  On July 21, 2004, we completed our reincorporation in the State of Delaware.

We have established two operating subsidiaries in China — Kiwa Bio-Tech Products (Shandong) Co., Ltd. (“Kiwa Shandong”) in 2002, a wholly-owned subsidiary, and Tianjin Kiwa Feed Co., Ltd. (“Kiwa Tianjin”) in July 2006, an 80% majority-owned and controlled subsidiary.

Annual Report

Our annual report on Form 10-K for the fiscal year ended December 31, 2008 is enclosed with this proxy statement.

Voting Securities

Only stockholders of record as of the close of business on November 17, 2009 will be entitled to vote at the meeting and any adjournment thereof.  As of November 17, 2009, the number of outstanding shares of common stock of the Company was 400,000,000.  Each holder of shares of our common stock is entitled to one vote for each share of common stock held with respect to the proposals presented in this proxy statement.

Voting of Proxies

All valid proxies received prior to the annual meeting will be voted.  All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.

As indicated on the enclosed proxy card, with respect to Proposal 1 relating to the election of directors, you may vote “FOR” all or some of the nominees or may indicate “WITHHOLD” with respect to one or more of the nominees.  With respect to each of Proposal 2 and Proposal 3, you may vote “FOR,” or “WITHHOLD”.

In the absence of specific instructions, proxies will be voted by the individuals named in the proxy “FOR” the election of each of the five specified director nominees in the case of Proposal 1, “FOR” the approval of our independent auditor in the case of Proposal 2, “FOR” the increase in our authorized common stock in Proposal 3, and in the discretion of the proxies named in the proxy card on all other matters that may properly come before the annual meeting.

Votes Required for Approval of Proposals

Assuming that a quorum of stockholders is present at the annual meeting, the five director nominees receiving the greatest number of votes shall be elected to the Board of Directors, even without receiving a majority of the votes cast.  The affirmative vote of holders of a majority of the shares of common stock present in person or by proxy and entitled to vote thereon at the annual meeting is required for Proposal 2 and for other matters that properly come before the annual meeting.

For the purpose of determining the vote required for approval of matters to be voted on at the annual meeting, shares held by stockholders who abstain from voting on a matter will be treated as being “present” and “entitled to vote” on the matter, and, therefore, an abstention (withholding a vote as to all matters) has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as “present” or “entitled to vote” on the matter, and, therefore, a broker non-vote or the withholding of a proxy’s authority will have no effect on the outcome of the vote on the matter, other than to affect the existence of a quorum. A “broker non-vote” refers to shares of our common stock represented at the annual meeting in person or by proxy by a broker or nominee where such broker or nominee (1) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (2) does not have discretionary voting power on such matter.

Quorum

Our bylaws provide that a majority of all the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.

Revocability of Proxies

Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:
●	delivering a written notice of revocation to our Corporate Secretary at our principal executive office located at 310 North Indian Hill Blvd, Suite 702, Claremont, California 91711-4611;
●
delivering a properly executed proxy showing a later date to our Corporate Secretary at our principal executive office located at 310 North Indian Hill Blvd, Suite 702, Claremont, California 91711-4611; or

●	attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company.  We will solicit stockholders by mail through our regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs.  In addition, we may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

PROPOSAL 1 ELECTION OF DIRECTORS

Five directors are to be elected at the annual meeting, to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal. The accompanying proxy will be voted in favor of the following persons to serve as directors unless the stockholder indicates to the contrary on the proxy.  We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy. All of the director nominees are currently directors of the Company.

The following persons have been nominated to be elected as directors at the annual meeting:
Name	Age	Title
Wei Li	48	Chief Executive Officer and Chairman of the Board
Xucheng Hu	47	Director
Lianjun Luo	40	Director
Yunlong Zhang	46	Director
Qi Wang	43	Director

Wei Li became our Chief Executive Officer and Chairman of the Board on March 12, 2004.  Prior to the Tintic/Kiwa share exchange transaction, Mr. Li was the acting Chief Executive Officer of Kiwa BVI since January 1, 2004.  Mr. Li founded Kiwa BVI to capitalize on the growth of the ag-biotechnology industry in China.  Prior to founding Kiwa BVI, Mr. Li founded China Star Investment Group (“China Star”), an entity which provides integrated financing services and/or venture investments to growth businesses in China.  Mr. Li served as President of China Star from June 1993 to January 2004.  In 1989, Mr. Li founded Xinhua International Market Development Ltd., a company which engaged in investing in China’s high tech, pharmaceutical, medical device, media, entertainment and real estate industries.  Mr. Li holds a Bachelor of Science degree in finance from Hunan Finance and Economics University.

Xucheng Hu became one of our directors in 2008.  Mr. Hu has been appointed as Executive Director of New Capital International Investment Limited since August 2003, a listed company on Hong Kong Exchanges.  Prior to this engagement, Mr. Hu acted as Executive Director of China Property Development (Holdings) Limited and Asia Director of ING Real Estate.  Over the past 10 years, he has been working with the Beijing International Trade Association and the Beijing International Trade Research Institute, during which period his responsibilities included performing financial and economic research and providing professional advice on Beijing municipal government's cross-provincial investments and foreign investments, participating in the decision-making process for granting export rights to Beijing government-owned enterprises, evaluating investment proposals as well as supervising sino-foreign investments in Beijing.  Mr. Hu graduated with a bachelor degree in economics from the Beijing Economics College in 1983.

Lianjun Luo became our director on March 27, 2004.  From January 2009 to present, Mr. Luo is a Partner of Beijing Pucheng Law Office.  Mr. Luo severed as Chief Financial Officer of the Company since March 12, 2004 to December 31, 2008.  Mr. Luo served as the Chief Financial Officer of Kiwa BVI from October 2002 to March 2004.  From January 2002 to October 2002, Mr. Luo served as the Chief Financial Officer of China Star.  From August 2000 to December 2001, Mr. Luo served as manager of the Security Department and as Assistant to the President at Jilin HengFa Group Ltd., a Chinese drug manufacturing company, responsible for the company’s preparation for an aborted IPO and for merger and acquisition activities.  From May 1998 to July 2000, Mr. Luo worked as manager of the Investment Department and Associate General Manager for Hongli Industry Co., Ltd., a Chinese investment company on merger and acquisition transactions.  Mr. Luo obtained his law degree from China University of Politics Science and Law in 1993.  Mr. Luo is a certified public accountant and lawyer in China.

Yunlong Zhang became one of our directors on March 27, 2004.  From January 2009 to present, Mr. Zhang is Vice President of the Company.  From May 10, 2007 to December 2008, Mr. Zhang was General Manager of our wholly-owned subsidiary, Kiwa Bio-Tech Products (Shandong) Co., Ltd.  From May 2000 to the 2008, Mr. Zhang had been the General Manager of China Star, responsible for its daily operations.  Mr. Zhang holds a degree in statistics.

Qi Wang became our Director on July 16, 2007.  Mr. Wang has been a director of Kiwa-CAU R&D Center since July 2006.  Mr. Wang served as a Professor and Advisor for Ph.D students in the Department of Plant Pathology, China Agricultural University (“CAU”) since January 2005. Prior to that, he served as an assistant professor and lecturer of CAU since June 1997.  He obtained his master degree and Ph.D. in agricultural science from CAU in July 1994 and July 1997, respectively.  Mr. Wang received his bachelor’s degree of science from Inner Mongolia Agricultural University in July 1989.  He is a committee member of various scientific institutes in China, including the National Research and Application Center for Increasing-Yield Bacteria, Chinese Society of Plant Pathology, Chinese Association of Animal Science and Veterinary Medicine.

The Board of Directors recommends that stockholders vote “FOR” the nominees named in this proxy statement. The five individuals receiving the greatest number of votes shall be deemed elected even if they do not receive a majority vote.

Information Regarding the Board of Directors and its Committees

During 2008, the Board of Directors was composed of five members, including Messrs Wei Li, Lianjun Luo, Xucheng Hu, Yunlong Zhang and Qi Wang.  All board actions require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

During 2008, our Board of Directors held eight meetings.  No member of our Board of Directors attended fewer than 75% of the meetings.  We currently do not have a policy with respect to board members’ attendance at annual meetings.

We do not have a standing audit, nominating or compensation committee.  As a small, development-stage company, we believe that all of our directors acting together, as opposed to a subset of them acting by means of a committee, is the most efficient and effective framework for us to perform the functions otherwise associated with audit, nominating and compensation committees.

Nominating Committee Functions

Since we do not have a nominating committee, all of the members of the Board of Directors participate in the consideration of director nominees. We do not currently have a written nominating committee charter or similar document.

Process for Identifying and Evaluating Nominees for the Board of Directors

Our Board of Directors may employ a variety of methods for identifying and evaluating director nominees.  If vacancies are anticipated or arise, our Board of Directors considers various potential candidates which may come to our attention through current board members, professional search firms, stockholders or other persons.  These candidates may be evaluated by our Board of Directors at any time during the year.

Our Board of Directors considers candidates recommended by stockholders when the nominations are properly submitted as described in “Consideration of Stockholder Recommendations” below.  Following verification of the stockholder status of persons proposing candidates, our Board of Directors will make an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized herein to determine whether the candidate is qualified for service on the board, before deciding to undertake a complete evaluation of the candidate.  If our Board of Directors determines that additional consideration is warranted, it may use a third-party search firm to gather additional information about the prospective nominee’s background and experience.  Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed before undertaking a complete evaluation, our Board of Directors will treat a potential candidate nominated by a stockholder like any other potential candidate.

In evaluating a director candidate, our Board of Directors will review his or her qualifications including capability, availability to serve, conflicts of interest, general understanding of business, understanding of the Company’s business and technology, educational and professional background, personal accomplishment and other relevant factors. Our Board of Directors has not established any specific qualification standards for director nominees, although from time to time the Board of Directors may identify certain skills or attributes as being particularly desirable to help meet specific needs that have arisen. Our Board of Directors may also interview prospective nominees in person or by telephone. After completing this evaluation, the Board of Directors will determine the nominees.

Consideration of Stockholder Recommendations

Our Board of Directors considers director candidates recommended by stockholders. Candidates recommended by stockholders are evaluated on the same basis as are candidates recommended by our Board of Directors.  Any stockholder wishing to recommend a candidate for nomination by the Board of Directors should provide the following information in a letter addressed to the Board in care of our Secretary: (i) the name and address of the stockholder recommending the person to be nominated; (ii) a representation that the stockholder is a holder of record of our stock, including the number of shares held and the period of holding; (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee; (iv) information as to any plans or proposals of the type required to be disclosed in Schedule 13D and any proposals that the nominee proposes to bring to the Board of Directors if elected; (v) any other information regarding the recommended nominee that would be required to be included in a proxy statement filed pursuant to Regulation 14A pursuant to the Securities Exchange Act of 1934 and (vi) the consent of the recommended nominee to serve as a director if elected. Additional information may be requested to assist our Board of Directors in determining the eligibility of a proposed candidate to serve as a director. In addition, the notice must meet any other requirements contained in our bylaws.  Stockholders may nominate candidates directly by complying with our bylaws and applicable law, including the deadlines described under “Stockholder Proposals for the 2010 Annual Meeting of Stockholders”, below.

Audit Committee Functions

Since we do not have an audit committee, the entire Board of Directors acts as the audit committee.  The Board has determined that at least one person on the Board, Lianjun Luo, qualifies as a “financial expert” as defined by SEC rules implementing Section 404 of the Sarbanes-Oxley Act.  We have not been able to identify a suitable candidate for our Board of Directors that would qualify as an audit committee financial expert.  We do not currently have a written audit committee charter or similar document.

During fiscal year 2008, the entire Board of Directors, acting as the audit committee, had reviewed and discussed the audited financial statements with management;

The entire Board of Directors, acting as the audit committee, had also discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380),1 as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

The entire Board of Directors, acting as the audit committee, had also received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence; and

Based on the review and discussions the entire Board of Directors, acting as the audit committee, recommended to the board of directors that the audited financial statements be included in the company's annual report on Form 10-K for the twelve months ended December 31, 2008.

Our Board of Directors of 2008 was made up of Mr. Wei Li, Mr. Lianjun Luo, Mr. Xucheng Hu, Mr. Yunlong Zhang and Prof. Qi Wang.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all employees, consultants and members of the Board of Directors, including the Chief Executive Officer, Chief Financial Officer and Secretary.  This code embodies our commitment to conduct business in accordance with the highest ethical standards and applicable laws, rules and regulations. We will provide any stockholder a copy of the code, without charge, upon written request to our Secretary.

Stockholder Communications with Board of Directors

Any stockholder or interested party who wishes to communicate with our Board of Directors or any specific directors may write to Kiwa Bio-Tech Products Group Corporation, Board of Directors, 310 North Indian Hill Blvd, Suite 702, Claremont, California 91711-4611.

The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.”  All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or certain specified individual directors.  We will receive and make copies of all such letters and circulate them to the appropriate director or directors.

Compensation of Directors for 2008

We currently have no policy in effect for providing compensation to our directors for their services on our Board of Directors.  In fiscal 2008, we did not provide any compensation to our directors for their service on our Board of Directors.  Mr. Wei Li is also an executive officer of the Company and his compensation was provided for their service as employees of the Company.

PROPOSAL 2 RATIFICATION OF INDEPENDENT AUDITOR

Audit and Other Fees

Audit Fees

AGCA, Inc. (“AGCA”) has reviewed our quarterly financial statements for fiscal 2009.  Mao & Company, CPAs, Inc. (“Mao & Co”) audited our financial statements for year-end 2008 and 2007, and reviewed our quarterly financial statements for fiscal 2008.

Since we do not have a formal audit committee, our entire Board of Directors serves as our audit committee.  We have not adopted pre-approval policies and procedures with respect to the Company’s accountants, but our board of directors approved the engagement of AGCA before engagement.  All of the services described below were approved by our board of directors prior to performance.  The board of directors has determined that the payments made to its independent accountant for these services are compatible with maintaining such auditor's independence.

The aggregate audit fees for 2008 were approximately $74,612.  The amounts include fees for professional services rendered by Mao & Company, CPAs, Inc. in connection with the audit of our consolidated financial statements for the 2008 fiscal year and reviews of our quarterly reports on the Form 10-Q for the first, second and third quarters of 2008 fiscal year.

The aggregate audit fees for 2007 were approximately $77,900.  The amounts include fees for professional services rendered by Mao & Co. in connection with the audit of our consolidated financial statements for the 2007 fiscal year and reviews of our quarterly reports on the Form 10-QSB for the first, second and third quarters of fiscal 2007.

Audit-Related Fees

Audit-related fees for 2008 were nil.

Audit-related fees for 2007 for assurance and related services by Mao & Co were $5,600. The amounts include fees for auditing the financial statements in relation to the preparation and filing of the post-effective amendments for our registration statement on Form SB-2.

Tax Fees

Tax service fees billed to a tax consultant for 2008were $1,000.

Tax service fees billed to a tax consultant for 2007 were $4,500.

All Other Fees

There were no additional aggregate fees billed by Mao & Co for 2008 and 2007 for other services rendered to the Company.

Ratification of Selection of Independent Auditor

Effective June 2, 2009, our board of directors approved the selection and appointment of AGCA as our certifying accounting firm for the fiscal year ending December 31, 2009 after Mao & Company resigned on June 1, 2009.  Thereafter AGCA has reviewed our quarterly financial statements for fiscal 2009.

We do not expect representatives of AGCA to be present at the annual meeting.

Under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission regarding auditor independence, the engagement of the company’s independent accountant to provide audit or non-audit services for the company must either be approved by the audit committee before the engagement or entered into pursuant to pre-approval policies and procedures established by the audit committee.  Our Board of Directors (functioning as the audit committee) has not established any pre-approval policies or procedures and therefore all audit or non-audit services performed for the company by the independent accountant must be approved in advance of the engagement by the Board of Directors.  Under limited circumstances, certain de minimis non-audit services may be approved by the Board of Directors retroactively.  All services provided to the company by the independent accountants in fiscal 2008 were approved in advance of the engagement by the Board of Directors and no non-audit services were approved retroactively by the Board of Directors pursuant to the exception for certain de minimis services described above.

The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the selection and appointment by the Board of Directors of AGCA as the Company’s independent auditor for the fiscal year ended December 31, 2009.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection and appointment of Mao & Company, CPAs, Inc. as independent auditors of the
Company.

PROPOSAL 3 APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

We are currently authorized under our Restated Certificate of Incorporation to issue 400,000,000 shares of common stock and 20,000,000 shares of preferred stock.  Our Board of Directors proposes to increase the number of authorized shares of common stock to 800,000,000 shares.  Our Board of Directors believes that the proposed increase to the authorized number of shares of common stock is necessary for our continued success and growth.  The proposed certificate of amendment (the "Certificate of Amendment") will amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock, from 400,000,000 shares to 800,000,000 shares.  The Certificate of Amendment will not affect the authorized number of shares of preferred stock, which will remain at 20,000,000.

The additional shares of common stock that we are seeking authorization for may be used for such corporate purposes as the Board of Directors may determine from time to time to be necessary or desirable.  These purposes may include, without limitation: raising capital through the sale of common stock; acquiring other businesses in exchange for shares of common stock; and attracting and retaining employees by the issuance of additional securities under the Stock Plan and other employee equity compensation arrangements.  One of these purposes that we are seeking an increase in our authorized shares is to maintain sufficient shares to meet the reserve requirements of 6% Secured Convertible Notes.  The Company intends to create a reserve for the potential issuance of shares for the 6% Secured Convertible Notes.  For this purpose, the Company will reserve 390,000,000 shares of common stock.

Pursuant to a Securities Purchase Agreement entered into on June 29, 2006 with six institutional investors, we issued and sold 6% Secured Convertible Notes, in the aggregate principal amount of U.S. $2,450,000, convertible into shares of our common stock, and Warrants to purchase 12,250,000 shares of our common stock.  As of June 30, 2009, six investors converted $931,829 principal and the outstanding balance was $1,518,171.

The outstanding principal amount of the Convertible Notes is convertible into shares of our common stock pursuant to a conversion price that is based on an average of the trading price of our common stock on the OTC Bulletin Board discounted by 40%.  The conversion price would also be adjusted for certain subsequent issuances of any of our equity securities at prices below the conversion price then in effect.  The Convertible Notes contain a volume limitation that prohibits the holder from converting further Convertible Notes if doing so would cause the holder and its affiliates to hold more than 4.99% of our outstanding common stock.  The holder agrees that it will not convert more than the holder’s pro-rata share of by principal amount of $120,000 of Convertible Notes per calendar month.  On September 25 and October 7, 2008, we entered into an agreement with the Purchasers to redeem all of the 6% Notes and 2% Notes.  Under the redemption agreement, the Purchasers agreed to waive their participation right with respect to any new financing that closes before October 31, 2008, and suspend conversions of principal and interest under the 6% Notes and 2% Notes from September 25 to October 31, 2008.  The Company agreed to redeem the notes for a specified price if a new financing was completed before October 31, 2008.  Under the redemption agreement, if the Company failed to redeem the notes by October 31, 2008, the 6% Notes and 2% Notes would be automatically amended to remove limitations on the Purchasers’ right to convert under the 6% Notes and 2% Notes no more than (1) $120,000 per calendar month; and (2) the average daily dollar volume calculated during the ten (10) business days prior to a conversion, per conversion.  On October 27, 2008, we had informed the Purchasers that the Company would not be able to redeem the 6% Notes and the 2% Notes due to failure to close an anticipated new financing.  Therefore, the amendment to 6% Notes and 2% Notes took effective and the Purchasers resumed conversion.

The exercise price of the Warrants is $0.45 per share, subject to anti-dilution adjustments pursuant to a broad-based weighted average formula for subsequent issues of our equity securities below the trading price of the shares.

The Purchase Agreement requires us to maintain a reserve of authorized common stock equal to 110% of the number of shares issuable upon full conversion of the Convertible Notes and exercise of the Warrants.  The Purchase Agreement imposes financial penalties if the authorized number of shares of common stock is insufficient to satisfy the reserve requirements.  The Convertible Notes and the Warrants also impose financial penalties on us if we fail to timely deliver common stock upon conversion of the Convertible Notes and exercise of the Warrants, respectively.

Because the Conversion Price of the Notes at any point in time is based on the trading price of our common stock, it is not possible to calculate the exact number of shares issuable upon conversion of the Convertible Notes in the future.  For illustration purposes, the conversion price of the Convertible Notes calculated for June 30, 2009 was $0.003.  The outstanding balance of principal of 6% Notes on the same date was $1,518,171.  At that conversion price the Convertible Notes outstanding as of June 30, 2009 could be converted into 5,060,569,783 shares of common stock.  As of June 30, 2009, there were 400,000,000 shares of common stock issued and outstanding, and in addition to the Warrants, there are outstanding options, rights or warrants, convertible loans and stock subscription and other stock commitments issuable for approximately 35,600,000 shares of common stock. (The conversion or exercise terms of some of these securities are based on the Company's stock price, and therefore the exact number of shares issuable pursuant to those securities varies from day to day.)

If the Certificate of Amendment is approved, the Board of Directors will have the authority to issue additional shares of common stock up to the 800,000,000 authorized amount without further stockholder approval, except as may be required for a particular transaction by applicable law, regulatory agencies or any other rules which we may be subject to.

Our Board of Directors believes that the authorized number of shares of common stock should be increased to provide the Board of Directors with the ability to issue additional shares of common stock to satisfy our contractual obligations and for the other potential corporate purposes described above, without having to incur the delay and expense incident to holding a special meeting of the stockholders to approve an increase in the authorized shares of common stock at that time.  Even if the shareholders’ meeting approves to increase the number of authorized shares from 400,000,000 to 800,000,000, it still may not be sufficient to allow holders of Convertible Notes to convert the outstanding balance of principal into shares of our common stocks if the share price of our common stocks remain low.

Pursuant to 2004 Stock Incentive Plan, 3,047,907 shares of common stock shall be reserved for the issuance of options and other stock awards after the amendment approved by the 2006 annual shareholder meeting.

Moreover, 6,952,093 shares of common stocks will be reserved for other general corporate purposes, for instance, as compensation to consultants.  For example, pursuant to the engagement letter between the Company and Crone Rozynko, LLP, dated December 18, 2008, the Company shall issue 37,500 shares of common stocks to Crone Rozynko as partial compensation for legal services.

The authorization of the additional shares of common stock by this proposal would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, but, to the extent that the additional authorized shares are issued in the future, it will decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to existing stockholders and have a negative effect on the trading price of our common stock.  Because the common stock issuable in conjunction with the Convertible Notes is based on a discount to the trading price, all common stock issued upon conversion of the Convertible Notes will be dilutive to existing stockholders on a market capitalization basis.  Under the Restated Certificate of Incorporation, stockholders do not have preemptive rights with respect to the issuance of shares of common stock, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership of common stock.

OTHER CONSIDERATIONS

The increase in the number of authorized shares of common stock could have unintended effects.  For example, if our Board of Directors issues additional shares in the future, such issuance could dilute the stock ownership and voting power of, or increase the cost to, a person seeking to obtain control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or other extraordinary transaction.  To the extent that it impedes any such attempts, the Certificate of Amendment may serve to perpetuate our management.  The Certificate of Amendment is not being proposed in response to any known effort or threat to acquire control of the Company and is not part of a plan by management to adopt a series of amendments to the Restated Certificate of Incorporation and our bylaws that would thwart such efforts.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT YOU
VOTE "FOR" THE APPROVAL OF THE CERTIFICATE OF AMENDMENT TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE
COMPANY. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY
OTHERWISE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 31, 2008 certain information with respect to the beneficial ownership of our common stock by (i) each of our directors and executive officers, (ii) each person who is known by us to beneficially own more than 5% of our outstanding common stock, and (iii) all of our directors and executive officers as a group.  Percentage ownership is calculated based on 400,000,000 shares of our common stock outstanding as of May 31, 2009.  None of the shares listed below are issuable pursuant to stock options or warrants of the Company.

Title of class	Name and Address of Beneficial Ownership	Amount and Nature of Beneficial Owner	Percentage of class
Common Stock	Wei Li(1)	13,064,794	3.3%
Common Stock	Lianjun Luo	1,305,562	*
Common Stock	Yunlong Zhang	308,916	*
Common Stock	Qi Wang	-	-
Common Stock	All Star Technology Inc.	12,356,672	3.1%
Common Stock	All officers and directors as a group (5 persons)	24,741,360	6.2%
* Less than 1%.

(1).
Consists of shares held by All Star Technology Inc., a British Virgin Islands international business company. Wei Li exercises voting and investment control over the shares held by All Star Technology Inc. Wei Li is a principal stockholder of All Star Technology Inc. and may be deemed to beneficially own such shares, but disclaims beneficial ownership in such shares held by All Star Technology Inc. except to the extent of his pecuniary interest therein.

Under the terms of the 6% Notes and 6% Note Warrants, the notes and warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. The table above does not include beneficial ownership information of the following holders of the 6% Notes and 6% Note Warrants of the Company: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC, Double U Master Fund LP, and Nite Capital LP, even though one or more of such holders might hold more than 5% of our outstanding common stock if all of their 6% Notes and 6% Note Warrants were converted.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR
INDEPENDENCE

Certain Relationships

The relationships between our directors and the Company are as follows:

Wei Li is a principal stockholder of All Star Technology Inc, which holds 12,356,672 shares of our common stock. Mr. Li may be deemed to beneficially own such shares and exercises voting and investment control over such shares.  Mr. Li is also the Chairman of the Board and Chief Executive Officer of the Company.

Mr. Lianjun Luo was the Chief Financial Officer of the Company until December 31, 2008.

Qi Wang is the Director of Kiwa-CAU R&D centre and also Vice President of the Company.

Yunlong Zhang is Vice President of the Company.

Related Transactions

(i) Mr. Li

Mr. Li is the Chairman of the Board, Chief Executive Officer and Chief Financial Officer of the Company.

Advances and Loans

As of December 31, 2007, the remaining balance due to Mr. Li was $377,218.  During the twelve months ended December 31, 2008, Mr. Li advanced $669,846 to the Company and was repaid $209,717.  As of December 31, 2008, the balance due to Mr. Li was $837,347.  Mr. Li has agreed that the Company may repay the balance when its cash flow circumstance allows.

Motor Vehicle Lease

In December 2004, we entered into an agreement with Mr. Li, pursuant to which Mr. Li leases to the Company a motor vehicle.  The monthly rental payment is $2,200.  We have extended this lease agreement with Mr. Li to the end of fiscal 2009.

Guarantees for the Company

Mr. Li has pledged without any compensation from the Company all of his common stock of the Company as collateral security for the Company’s obligations under the 6% Notes.

(2) Kangtai

Non-trade

Kangtai International Logistics (Beijing) Co., Ltd., formerly named China Star Investment Management Co., Ltd., is a private company, 28% owned by Mr. Li. Mr. Li is the Chairman of Kantai.

On December 31, 2007, the amount due to Kangtai was $205,631.  During the twelve months ended December 31, 2008, Kangtai advanced $72,728 and was repaid $335,636.  The balance due from Kangtai on December 31, 2008 was $57,277.

Fertilizer trade

On December 12, 2008, Kiwa Shandong and Kangtai entered into “Chemical Fertilizer Sales Agreement,” (the “Chemical Fertilizer Sales Agreement”) pursuant to which, Kiwa Shandong will sell to Kangtai 6,700 tons of chemical fertilizer products at the tentative price of RMB3,130 per ton.  Under this agreement, Kangtai prepaid to Kiwa Shandong $2,955,550.  As of December 31, 2008, Kiwa Shandong did not sell any chemical fertilizer to Kangtai under the Chemical Fertilizer Sales Agreement.  As of June 30, 2009, the Kiwa Shandong did not sell any chemical fertilizer under the Chemical Fertilizer Sales Agreement.

On November 25, 2008, Kiwa Shandong and Oriental Chemical Industrial Corp., Ltd. (the “Oriental Chemical”) entered into “Chemical Fertilizer Sales Agreement,” (the “Chemical Fertilizer Purchase Agreement”) pursuant to which Oriental Chemical will sell to Kiwa Shandong 6,700 tons of chemical fertilizer products at the tentative price of RMB3,000 per ton.  Under this agreement, Kiwa Shandong prepaid to Oriental Chemical $2,955,550.  As of June 30, 2009, Kiwa Shandong did not purchase any chemical fertilizer under the Chemical Fertilizer Purchase Agreement.

(3) Ms. Wang

Ms. Wang is the Secretary of the Company.

On December 31, 2007, the amount due to Ms. Wang was $57,000.  During the twelve months ended December 31, 2008, Ms. Wang advanced $60,000 to the Company.  As of December 31, 2008, the amount due to Ms. Wang was $117,000.  Ms. Wang has agreed that the Company may repay the balance when its cash flow circumstance allows.

(4) Kiwa-CAU R&D Center

In November 2006 Kiwa and China Agricultural University (the “CAU”) agreed to jointly set up a new research and development center, named Kiwa-CAU R&D Center.  The term of the agreement was ten years commencing from July 1, 2006.

Pursuant to the agreement, Kiwa agree to invest RMB 1 million (approximately $146,300) each year to fund research at Kiwa-CAU R&D Center.  Prof. Qi Wang, one of our directors, is also the director of Kiwa-CAU R&D Center.  The agreement also stipulated that the Kiwa-CAU R&D Center shall complete the following tasks each year:

●	Three new technological achievements get patented;
●	Two technological achievements pass the provincial level or ministerial level scientific and technological achievements qualification;
●	Develop two new products which can be commercialized.

During fiscal 2008, Kiwa-CAU R&D Center had concentrated on the following filed of works:
(1).	Isolation and culture of microorganisms;
(2).	Screening of growth-promoting bacteria;
(3).	Screening of bio-control bacteria;
(4).	Screening of environmental microbiology;
(5).	Studies on fermentation technology and related production process;
(6).	Analysis of soil and fertilizer nutrients and fertilization program development;
(7).	Field demonstration test of Kiwa fertilizer products;
(8).	Application of approval and certification of Kiwa fertilizer products;
(9).	Application of patents; and
(10).	Technical training and services.

During fiscal 2008, Kiwa-CAU R&D Center had successfully isolated forty-one strains of endophytic bacillus from plants.  In 2008, Ministry of Agriculture of the PRC had granted Organic Product Certification to two of our products.  A number of strains had been observed to have the capability of boosting crop yield, dispelling chemical pesticide residual from soil.  These strains could be used for not only developing new biological preparation but also environmental protection preparation.  We are applying for three patents.

Management has assessed Kiwa-CAU R&D center’s performance for the fiscal year ended December 31, 2008; it is believed that Kiwa-CAU R&D center has achieved its goals.

On December 31, 2007, the amount due to Kiwa-CAU R&D Center was $164,280.  During the twelve months ended December 31, 2008, we paid approximately $87,800 to Kiwa-CAU R&D Center.  As of December 31, 2008, the outstanding balance due to Kiwa-CAU R&D Center was $234,103.

(5) Challenge Feed

Challenge Feed owns 20% of Kiwa Tianjin’s equity, and Mr. Wenbin Li, one of Challenge Feed’s shareholders, is also in charge of daily operations of Kiwa Tianjin.

The Company has entered into an agreement with Challenge Feed to lease the following facilities for three years commencing on August 1, 2006: (1) an office building with floor area of approximately 800 square meters; (2) storehouses with floor area of approximately 2,500 square meters; (3) a concentrated feed production line for fowl and livestock; and (4) two workshops with floor area of approximately 1,200 square meters.  The total monthly rent is RMB50,000 (approximately $7,300).  During the twelve months ended December 31, 2008, all scheduled rent payments were paid.

The Company also paid $3,015 taxes on behalf of Challenge feed.  As of December 31, 2008, the outstanding balance due to Challenge Feed was $1,219, which was unpaid rental from operating lease.

EXECUTIVE COMPENSATION

We currently have no Compensation Committee.  The Board of Directors is currently performing the duties and responsibilities of Compensation Committee. In addition, we have no formal compensation policy. We decide on our executives’ compensation based on average compensation levels of similar companies in U.S. or China, depending on consideration of many factors such as where the executive works. Our Chief Executive Officer’s compensation is approved by the Board of Directors. Other named executive officers’ compensation are proposed by our Chief Executive Officer and approved by the Board of Directors.

Our Stock Incentive Plan is administered by the Board of Directors. Any amendment to our Stock Incentive Plan requires majority approval of the stockholders of the Company.

The Company had no officers or directors whose total annual salary and bonus during either 2008 or 2007 exceeded $100,000.

Currently, the main forms of compensation provided to each of our executive officers are: (1) annual salary; (2) non-equity incentive plan stipulated in their respective employment agreements; and (3) the granting of incentive stock options subject to approval by our Board of Directors.

Summary Compensation Table

Summary Compensation Table
Name and Principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Wei Li, CEO	2008	75,000	Nil	Nil	Nil	Nil	Nil	Nil	75,000
Wei Li, CEO	2007	75,000	Nil	Nil	Nil	Nil	Nil	Nil	75,000

Lianjun Luo, CFO	2008	48,000	Nil	Nil	Nil	Nil	Nil	Nil	48,000
Lianjun Luo, CFO	2007	48,000	Nil	Nil	Nil	12,000	Nil	Nil	60,000

(1)
Options granted on December 12, 2006.  For material terms of the grant, see additional information below under subheading entitled “2004 Stock Incentive Plan” under this Item 10 of the Form 10-K.  The fair value of these options at the date of grant was estimated using a Black-Scholes option pricing model.

Employment Contracts and Termination of Employment and Change of Control Arrangements

On February 2, 2009, we entered into an employment agreement with our Chief Executive Officer and Chief Financial Officer, Wei Li, for a three-year term, commencing on January 1, 2009.  Pursuant to this agreement, Mr. Li receives a salary at the rate of $96,000 per annum, of which $72,000 will be paid in equal monthly installments of $6,000 during the period of employment, prorated for any partial employment period, and $24,000 is paid as an annual performance bonus in three months after each employment year.  Mr. Li may receive such annual increases in salary as may be determined by our Board of Directors at our annual meeting.  Mr. Li is also entitled to an annual grant of stock options under our employee stock option plan as determined by the Board of Directors.  Mr. Li is entitled to three-month’s severance if his employment is terminated without cause.

On July 31, 2006, we entered into an employment agreement with our Chief Financial Officer, Lianjun Luo, for a three-year term, commencing on January 1, 2006.  Pursuant to this 2006 agreement, we paid pay Mr. Luo an annual salary at the rate per annum of RMB480,000 (approximately $65,700), of which RMB384,000 was paid in equal monthly installments of RMB32,000 during the period of employment, prorated for any partial employment period, and RMB96,000 was paid as an annual performance bonus in three months after each employment year for the successful completion of all goals and objectives of that year.  Mr. Luo was entitled to an annual grant of stock options under our employee stock option plan as determined by the Board of Directors.  Mr. Luo was entitled to three month’s severance if his employment is terminated without cause.  The employment agreement between the Company and Mr. Lianjun Luo expired on December 31, 2008.  Both parties agreed not to renew the contract.

On February 18, 2009, the Company and Mr. Steven Ning Ma entered into an employment agreement with the Company. Pursuant to the employment agreement, Mr. Ma is entitled to annual salary of RMB636,000 (approximately US$93,000), among which RMB42,400 (approximately US$6,200) payable monthly and RMB127,200 (approximately $18,600) in one lump sum, as a performance bonus, three months following the anniversary of his employment provided that Mr. Ma meets all goals and objectives set by the Company.  Mr. Ma’s employment may be terminated at any time for cause or with thirty days’ written notice without cause.  The employment agreement is automatically terminated upon death or permanent disability.  Upon termination without cause, Mr. Ma is entitled to severance payment equal to three months’ salary including all non-cash benefits, if the termination is due to death or permanent disability; Mr. Ma is entitled to six months’ salary.  The employment agreement also contains confidentiality provisions and provisions against competition with the Company and solicitation of customers for 12 months following termination of employment.

Stock Incentive Plan and Option Grant

2004 Stock Incentive Plan

On May 10, 2004, our Board of Directors approved equity incentive awards to certain of our directors, officers and employees and/or consultants and adopted, subject to stockholder approval, our 2004 Stock Incentive Plan (the “Plan”).  Our stockholders approved the Plan on June 3, 2004, and an amendment to the Plan on September 12. 2006.  There are 3,047,907 shares reserved for issuance of options and other stock awards under the Plan.  The number of shares that may be granted to any participant in a fiscal year is 500,000.  Options issued under the Plan will expire not more than ten years from the date of grant.

The Plan is a key aspect of our compensation program, designed to attract, retain, and motivate the highly qualified individuals required for our long-term success.

Stock Option Grant

On December 12, 2006, our Board of Directors granted 2,000,000 options under the Plan, of which 823,700 shares were granted to the current executive officers and directors.  The exercise price was $0.175, equal to the closing price of our common stock on December 12, 2006.  Pursuant to the approval of Board of Directors, after each of the first and second anniversaries of the grant date, 33% percent of the options will become exercisable.  After the third anniversary of the grant date, 34% of the options will become exercisable.

During 2008, a total number of 222,500 unexercised stock options were returned to the Plan pool following the separation of certain company employees.  These stock options are available for future grant.

On December 12, 2008, 471,800 outstanding stock options were vested, among which 179,200 stock options in total are held by our current executive officers.

No options were granted under the Plan during 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth the status of all outstanding equity awards of the Company as of December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Wei Li	120,648	62,152	182,800	0.175	12/04/16	Nil	Nil	Nil	Nil
Lianjun Luo	87,252	44,948	132,200	0.175	12/04/16	Nil	Nil	Nil	Nil
Total	207,900	107,100	315,000			Nil	Nil	Nil	Nil
(1)	See information contained in subheading entitled “Stock Option Grant” under heading “2004 Stock Incentive Plan.”

Option exercises and stock vested

No stock options were exercised by any officers or directors during 2007 and 2008.  We did not adjust or amend the exercise price of any stock options previously awarded to any named executive officers during 2007 and 2008.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Wei Li	Nil	Nil	Nil	Nil
Lianjun Luo	Nil	Nil	Nil	Nil
Total	Nil	Nil	Nil	Nil

Executive Officers Information

During 2008, our executive officers included Messrs. Wei Li, Lianjun Luo, Qi Wang, Dianyuan Song, Yvonne Wang and Xin Ma.

Information regarding the backgrounds of Messrs. Wei Li, Chief Executive Officer, and Qi Wang is set forth above under “Proposal 1 Election of Directors.”

Steven Ning Ma is the Chief Financial Officer and Chief Operating Officer of the Company.  Prior to joining the Company, Mr. Ma served as Managing Director of SAS Conserve de Provence from 2006 to 2008.  Prior to that, Mr. Ma was the Senior Managing Partner of HJV (Hejun) Consulting (Ltd.) from 2004 to 2005.  Mr. Ma received his Master degree in Economics/Finance from the Graduate School of Chinese Academy of Sciences.  He is also Ph.D. Candidate in Financial Economics from Wageningen University, Netherlands.

Dianyuan Song was appointed to be our Vice President-Marketing in February 2008.  Prior to that Mr. Song was serving as Marketing and Sales Director of the Company since joining us in October 2007.  Mr. Song served as a member of senior management of HuaKen Group of China, which is a large enterprise group specializing in marketing and distributing of fertilizer in China.  Mr. Song holds a Bachelor’s degree from Agriculture University of Shenyang.

Yvonne Wang was appointed to be our Secretary in September 2005.  Prior to that, she served as an assistant to the CEO and manager of the Company’s U.S. office since April 2003.  She obtained her B.S. degree in Business Administration in July 2001, from University of Phoenix.

Xin Ma became our Vice President on January 4, 2009, prior to that, Mr. Ma was Associate Chief Financial Officer of the Company since January 2006.  Prior to that Mr. Ma served as financial controller of LangChao Group.  He obtained his MSc. Degrees of Management and of Finance in 2005 and 2006 respectively from the University of Leicester.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and certain persons holding more than 10 percent of a registered class of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and certain other shareholders are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the best of the Company’s knowledge, based solely upon a review of the copies of such reports, during 2008, all of the required filings were made on a timely basis.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING OF
STOCKHOLDERS

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received at the Company’s principal executive offices no later than the close of business on December 31, 2009.

In accordance with our bylaws, in order to be properly brought before the 2010 Annual Meeting of Stockholders, a stockholder’s notice of the matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to or mailed and received by the Company’s Secretary at its principal executive offices not less than 60 days nor more than 180 days prior to the 2010 Annual Meeting of Stockholders.  However, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice of the matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be so received not later than the close of business on the tenth day following the day on which the notice of the meeting date was mailed or public disclosure was made.  To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws.

Please send notices of intention to present proposals at the 2010 Annual Meeting of Stockholders to the Company’s Secretary, 310 North; Indian Hill Blvd, Suite 702, Claremont, California 91711-4611.  The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER BUSINESS

The Board of Directors does not currently intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting.  However, as to any other business which may properly come before the meeting, the proxy holders will vote any shares represented by proxies in their discretion.

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

By Order of the Board of Directors

 /s/ Yvonne Wang
Secretary

Claremont, California
November 20, 2009

[FRONT]

PROXY

FOR ANNUAL MEETING OF THE STOCKHOLDERS

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Wei Li and Yvonne Wang (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at our executive office located at Room 1702, Building A, Beijing Global Trade Center, 36 North Third Ring Road East, Dongcheng District, Beijing, People’s Republic of China, on [ – ], 2009 at 10:00 a.m. local time and at any adjournments thereof.

1. Election of Directors:	FOR all Nominees	WITHHOLD AUTHORITY for all Nominees	FOR all Nominees EXCEPT
	☐	☐	☐
Nominees:
(1)  Wei Li
(2)  Xucheng Hu
(3)  Lianjun Luo
(4)  Yunlong Zhang
(5)  Qi Wang

Instruction:  To withhold authority to vote for any individual nominee, mark “For All Nominees Except” and write the name of the nominee(s) below:

2.	Ratify the appointment of	FOR	WITHHOLD
	AGCA, Inc. as the Company’s independent auditors for the fiscal year ending December 31, 2009	☐	☐

3.	Approve an amendment to	FOR	WITHHOLD
	our certificate of incorporation to increase the number of authorized shares of our common stock from 400,000,000 to 800,000,000 shares	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

[REVERSE]

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES SET FORTH IN PROPOSAL 1, “FOR” ON PROPOSAL 2 AND PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE ANNUAL MEETING.

Signature

Signature, if held jointly

Dated: ____________________, 2009

IMPORTANT – PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.